Mizuho | Mid-Cap Utilities Conference June 5, 2025 8-K Date: June 5, 2025

NorthWestern Energy 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director of Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com

Thank youOverview 3

NWE – An Investment for the Long Term


EEI
EMERGENCY
RECOVERY
AWARD

Recognized by EEI for our emergency response efforts following the July 2024 windstorm in Missoula, MT

Pure Electric & Gas Utility

- 100% pure electric and natural gas utility with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~58% hydro, wind, & solar

Solid Utility Foundation

- Residential electric and gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Earnings & Cash Flow

- Recent and ongoing rate reviews in all jurisdictions aid earnings, cash flow, and balance sheet strength
- NOLs and tax credits expected to mitigate future cash tax obligations
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program focused on reliability, capacity, asset life, and compliance
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target 4%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%
- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater

Best Practices Corporate Governance

America's Most Responsible Companies 2023 – Newsweek, statista

50/50 Women on Boards 3+

Corporate Governance Awards 2019 – corporatesecretary

Moody's Investors Service

5th Best Governance Score

4

About NorthWestern 5 Montana Operations Electric 413,400 customers 25,390 miles – transmission & distribution lines 1,065 MW maximum capacity owned power generation Natural Gas 214,500 customers 7,354 miles of transmission and distribution pipeline 17.85 Bcf of gas storage capacity Own 28.2 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,300 customers 830 miles of distribution pipeline Data as of 12/31/2024 South Dakota Operations Electric 65,300 customers 3,735 miles – transmission & distribution lines 420 MW nameplate owned power generation Natural Gas 50,500 customers 1,851 miles of transmission and distribution pipeline

The NorthWestern Value Proposition

~5% Dividend Yield

+

Base Capital Plan:
4%-6% EPS Growth

2025-2029 Capital Investment
($ Millions)



Generation Build $45
Generation & Supply (excluding Generation Build) $293
Common $163
Distribution $909
Electric Transmission $780
Gas Transmission $552
$2.74 Billion

=

9%-11% Total Return

+

Incremental Opportunities:
> 6% EPS Growth

- ✓ Data centers & new large-load opportunities
- ✓ FERC Regional Transmission
- ✓ Incremental generating capacity (subject to successful resource procurement bids)

=

>11% Total Return

$2.74 billion

of highly executable and low-risk capital investment forecasted over the next five years.

This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%.

See slide titled "Strong Growth Outlook" for additional information.

6

A Diversified Electric and Gas Utility 7 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Nearly $5.4 billion of rate base investment to serve our customers. Data as reported in our 2024 10-K

Highly Carbon-Free Supply Portfolio

2024 Electric Generation Portfolio - Montana



Wind Contracted 18.3%
Wind Owned 2.1%
Contracted Coke & Waste Tailings 9.7%
Natural Gas Contracted 2.4%
Natural Gas / Other Owned 8.2%
Coal Owned 19.1%
Solar Contracted 5.3%
Hydro Contracted 1.0%
Hydro Owned 33.9%
61% Carbon-Free
MT

2024 Electric Generation Portfolio - South Dakota



Wind Owned 21.4%
44% Carbon-Free
Wind Contracted 22.2%
Natural Gas / Other Owned 9.8%
Coal Owned 46.6%
SD

2024 Electric Generation Portfolio - Total NWE



Wind Contracted 18.9%
Wind Owned 5.4%
Contracted Coke & Waste Tailings 8.0%
Natural Gas Contracted 2.0%
Natural Gas / Other Owned 8.5%
Coal Owned 23.8%
Solar Contracted 4.4%
Hydro Contracted 0.9%
Hydro Owned 28.1%
58% Carbon-Free
NWE

Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted resources and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Based upon 2024 MWh's of owned and long-term contracted resources. Approximately 58% of our total company owned and contracted supply is carbon-free – better than the national average of ~42% in 2024. (eia.gov table 7.2b)

8

Strong Utility Foundation 9 • Solid JD Power Overall Customer Satisfaction Scores • Solid electric system reliability • Residential rates below national average1 • Better than average natural gas leaks per mile 1) NWE rates are average for 2024 - total residential revenues divided by total residential loads delivered Electric source: U.S. EIA - Average Retail Price of Electricity, Annual for 2024 Natural Gas source: U.S. EIA - U.S. Price of Natural Gas Delivered to Residential Customers for 2024

Solid Economic Indicators 10 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average. • Unemployment rates better than National Average Source: Company 10K’s, 2022/2023 EEI Statistical Yearbook – Table 7.2, and EIA.gov Source: Company 10K’s and EIA.gov

NorthWestern's Combo Advantage

- ✓ Combination electric & natural gas provider in Montana & South Dakota (natural gas only in Nebraska)
  - Targeting best-in-class **Customer Experience**
  - Opportunity to invest in critical **Capacity** expansion (supply & transmission)
  - Continued **Grid Evolution** to improve resiliency and enhance wildfire mitigation efforts
  - Transforming our **Digital Platform** to enhance cyber-security & technology solutions
- ✓ Natural hedge between natural gas to electric conversions
- ✓ Primarily residential with commercial & industrial customers across many industries

Natural Gas

- Investment in production*, transmission, & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (Ban the Ban) laws in MT, SD, & NE
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)


U.S. Natural Gas Trading Hubs
2022-2024 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$10
$20
$30
$40
$50
$60
(Dollars per MMBTU)

*Proven and producing reserves only (no exploration)

Electric

- Investment in generation, transmission, & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment


Annual Demand Projection Comparison 2025-2034
TWh
1,200
1,100
1,000
900
800
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2022 Assessment
2023 Assessment
2024 Assessment

Source: Western Electric Coordinating Council (WECC)

11

Natural Gas LDC – AECO Advantage to Customers 12 Natural gas is one of the most affordable energy sources, and NWE has access to some of the lowest and most stable natural gas prices in the nation through the Alberta Energy Company (AECO) and Henry trading hubs. Source: S&P Global We have facilitated the connection of renewable natural gas (RNG) producers to our South Dakota system. We anticipate that their facilities may provide enough volume to supply two-thirds of our residential load requirements in South Dakota by the end of 2025. To reduce costs to our customers, we currently do not purchase the environmental attributes associated with the gas produced at these facilities, and therefore we are supplying “brown gas” to our customers.

Best Practices Governance

5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by **Moody's Investment Services** for Best Governance Practices

Recent Governance Recognition

America's Most Responsible Companies
Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected.

Great Place To Work Certified
Recognized by Great Place To Work as one of the world's greatest workplaces in 2025.

50 / 50 – Women on Boards
Recognized for gender diversity on its board of directors by 2022 Women on Boards. Currently four of the company's nine directors are female.

Edison Electric Institute Emergency Response Award recipient

Recognized in 2023 and 2025 for swift restoration efforts following a derecho in South Dakota (May 2022), historic flooding in Yellowstone National Park (June 2022), and a hurricane-force windstorm in Missoula, MT (July 2024). These awards highlight the company's commitment to reliability, resilience, and customer service in the face of extreme weather challenges.

Diverse Leadership

Board of Directors | **Executive Team**


Age Diversity
70+ 1
<50 1
50-59 1
60-69 6
Tenure Diversity
5-9 yrs 5
<5 yrs 4
Gender Diversity
Female 4
Male 5
Ethnic Diversity
Black 1
Middle Eastern 1
White 7
Age Diversity
40-49 1
60-69 3
50-59 5
Tenure Diversity
<2 Years 2
10+ Years 4
3-9 Years 3
Gender Diversity
Female 4
Male 5
Ethnic Diversity
White 9

2024 CEO Pay Ratio to Median Employee Salary

NWE
34:1

U.S. Utilities Average in '23	12 Member Peer Group Average in '23
74:1	44:1

CEO Pay to Peers[1]

63%

1) Peer data based on 2023 pay

13

Thank youFinancial & Regulatory Update 14

15 Montana Electric Rate Review MPSC approval of the partial Joint Party Settlement, along with NorthWestern’s proposals for YCGS and PCCAM, would allow for recovery of increased operating costs and an opportunity to earn a fair return on the investment that funds the critical energy infrastructure in Montana. Key Dates • 5/23/25: Implementation of initially filed rates ($156.5 million subject to refund) • 6/9/25: Hearing Commences

MPSC approval of the Joint Party Settlement would allow for recovery of increased operating costs and an opportunity to earn a fair return on the investment that funds the critical energy infrastructure in Montana. 16 Montana Natural Gas Rate Review Key Dates • 5/23/25: Interim rates remain in place as implemented Dec. 1, 2024 ($17.4 million subject to refund) • 6/9/25: Hearing Commences

Credit, Cash Flow, and Financing Plans 17 Stable Outlook at Moody’s, S&P, and Fitch. No equity expected to fund the current $2.74 billion 5-year capital plan. Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings. We expect to pay minimal cash taxes into 2028 due to utilization of our NOL’s and tax credits. Financing plans are subject to change. FFO: Cash from Operations less Working Capital Adjustments. Debt: Long- & Short-term Debt (including unamortized debt issuance costs and pension liability).

Strong Growth Outlook 18 ✓ 2025 EPS guidance expected to be provided following the outcome of our pending Montana rate review ✓ Affirming long-term growth rates from 2024 base1 • EPS growth of 4% to 6% • Rate base growth of 4% to 6% • Continued focus on closing the gap between earned & authorized returns ✓ No equity expected to fund the current 5-year | $2.74 billion capital plan • Capital plan sized to be funded by cash from operations, aided by net operating losses, and secured debt • Incremental capital opportunities may result in equity financing ✓ Expect to maintain FFO / Debt > 14% in 2025 and beyond ✓ Earnings growth is expected to exceed dividend growth until we return to our targeted 60% to 70% payout ratio 1.) Based on 2024 Adjusted Diluted Non-GAAP EPS of $3.40 and estimated rate base of $5.38 billion. See “Non-GAAP Financial Measures” in appendix. 2.) Assumes implementation of new Montana electric and natural gas rates in May 2025 as filed in the settlement agreements. 2

Track Record of Growing Capital Investment 19 * Historical Capital Investment includes property, plant, and equipment additions and AFUDC Credit, both from our cash flow statement, and change in capital expenditures included in accounts payable. ** See Regulated Utility Five-Year Capital Forecast slide in the appendix for additional detail. $2.53 Billion invested over the last 5 years* $2.74 Billion forecasted over the next 5 years**

Solid Balance Sheet 20 Investment grade credit ratings, liquidity significantly greater than our $100 million target, debt to capitalization within our targeted 50%-55% range, and a manageable schedule of debt maturities. * Liquidity target was raised to $200 million during the height of the Covid pandemic Target: 50% - 55% - Annual ratio based on average of each quarter's debt/cap ratio Excludes Basin Creek capital lease and New Market Tax Credit Financing Data as of May 1, 2025

21 Disciplined Expense Program Source: FERC Form 1 Reports - 2024 expenses and company filings through S&P Global IQ. Electric Non-Fuel O&M excludes fuel and steam costs for power generation, water costs for hydro operations, and purchased power cost unless identified in company disclosures. Electric employees are allocated by electric rate base weighting to total rate base. Per Customer… Per Employee… Per Rate Base… NorthWestern maintains best-in-class expense efficiency among our regional peers.

Thank youOther Updates 22

23 Montana Wildfire Bill No Strict Liability: • Confirms strict liability cannot be applied to utility operations related to wildfire Legal Protections for Providers: • Negligence standard based on Montana specific circumstances • Rebuttable presumption utility acted reasonably if it substantially followed a MPSC approved wildfire mitigation plan where wildfire ignited (Burden of proof rests on plaintiffs) • 3-year statute of limitations from date of damage Damages: • Economic: Property damage (market value or restoration) and fire control costs • Noneconomic: Only if bodily injury or death occurs • Punitive: Only with clear & convincing evidence of gross negligence or intent Wildfire Mitigation Plans updated every 3 years HB 490 was passed by the Montana Legislature with broad bipartisan support and has been signed into law. The new law clarifies and limits wildfire-related risks, protecting our customers, communities and investors.

24 Transmission Bill Allows Certificate of Public Convenience & Necessity (CPCN) for electric transmission to be issued by the Montana Public Service Commission (MPSC) • Advanced Technology Includes solutions like advanced conductors to enhance capacity and reduce wildfire risk • Approvals MPSC shall determine within 300 days of application if transmission projects (greater than 69 kV) are in public interest and may grant or deny a CPCN • Cost Clarity post CPCN Within 90 days of application, the MPSC shall issue an order responding to a utilities request for advanced approval of prudent cost recovery. SB 301 was also passed by the Montana Legislature with broad bipartisan support and signed into law. This new law will provide greater confidence of fair and equitable returns to investors while incentivizing the continued modernization of the grid for our customers and communities.

✓ Montana ▪ Served by overall utility portfolio, which is expected to be long capacity beginning in 2026 ▪ Served from generating portfolio over 60% carbon free ▪ If data center demand interest develops beyond existing capacity, we will work with the Montana Public Service Commission to structure appropriate tariffs ✓ South Dakota ▪ Significant indications of interest ▪ Any new large load customers would require incremental capacity ▪ South Dakota PUC has an established process for large load customers with a deviated rate tariff 25 Large Load Customers ✓ Confidentially Announced: December 17, 2024 ▪ Company: Sabey Data Centers ▪ Load: 50 MW expected to grow to 250 MW ▪ Start Date: Mid-2027 ▪ Agreement Status: Letter of Intent ✓ Announced: December 19, 2024 ▪ Company: Atlas Power ▪ Load: 75 MW expected to grow to 150 MW ▪ Start Date: January 2026 ▪ Agreement Status: Letter of Intent (Existing transmission customer) ✓ Expect to serve under existing Montana tariffs

26 Data Center Process (Montana & South Dakota) Data Center Request • Load & Location • Supply Potential • Customer/Developer Required Timing High-Level Assessment • Viability Assessment • SPP Screening • High Level $ Estimate • Development Costs Letter of Intent (LOI) • Supply Development Estimates • SIS/FS Studies • SD SPP DPNS • Contract Negotiations Energy Service Agreement (ESA) • Regulatory Approvals (as needed) • Contract Signing • Business Development Handoff Construction • PM Assignment • Construction Kick-Off • Supply Development • Generation Build Process SPP: Southwest Power Pool SIS: System Impact Study FS: Facilities Study SD: South Dakota DPNS: Delivery Point Network Study PM: Project Management Queue Count: 9 Queue Count: 3 Queue Count: 2 Queue Count: 0 Queue Count: 0

Regional Transmission Opportunities

North Plains Connector (NPC) Consortium Project

- $3.6 billion, 415-mile, high-voltage direct-current transmission line connecting to Montana's Colstrip substation, bridging the eastern and western U.S. energy grids
- Project awarded $700M Grid Resilience & Innovation Partnership grant by U.S. Department of Energy [1]
  - $70.0 million of the award is earmarked for upgrades to the Colstrip Transmission System (of which we are ~30% owner)

In December 2024, NorthWestern announced a memorandum of understanding to own 10% of the North Plains Connector. The project, targeting a 2032 in-service date, strengthens grid reliability and efficiency.

A separate partnership will explore expanding Montana's southwest transmission corridor to bolster reliability, allow for critical import capability, and enhance Western market access.

North Plains Connector


Center
St. Anthony
Colstrip
ROSEBUD
CUSTER
FALLON
SLOPE
HETTINGER
GRANT
MORTON
OLIVER
GOLDEN VALLEY
Substations
Preferred Route
WYOMING
SOUTH DAKOTA
MT
ND

Colstrip Transmission System


300 MW
Path 83
Montana - Alberta
325 MW
2,200 MW
Path 8
Montana - Northwest
1,350 MW
Western U.S. Grid
Eastern U.S. Grid
200 MW
Miles City DC Tie
Montana - Southeast
200 MW
600 MW
Path 80
Montana - Southeast
(Yellowtail)
600 MW
256 MW
Path 18
Montana - Idaho
383 MW
Major Transmission Substations
Major Transmission Lines
Capacity, kilovolts (kV)
230
500
Ownership
Berkshire Hathaway Energy
NorthWestern Energy
Bonneville Power Administration
Colstrip Transmission System Owners
Data Source:
NorthWestern Energy,
Montana Renewable Development Action Plan

1.) President Trump issued an Executive Order on January 20, 2025, "Unleashing American Energy," directing all federal executive agency heads to review all agency actions implicating energy reliability and affordability or potentially burdening the development of domestic energy resources. This Executive Order has delayed, for up to 90 days, the disbursement of the funds granted by the U.S. Department of Energy for the NPC Consortium project.

27

Colstrip Transaction Overview

NorthWestern Energy entered into an agreement to acquire
Puget Sound Energy's ownership interests in Colstrip Units 3 and 4.
This transaction is in addition to our previously disclosed agreement with Avista to acquire their ownership interest in Colstrip.

	Avista	Puget Sound
Announcement Date:	January 2023	July 2024
Effective Date:	December 31, 2025	December 31, 2025
Generating Capacity:	222 MW (111 MW of each CU 3 & 4)	370 MW (185 MW of each CU 3 & 4)
Acquisition Price:	$0.0	$0.0

The no-cost acquisition will allow us to leverage existing infrastructure in Montana that is available when our customers need energy the most at an affordable cost.

Similar to the previously disclosed Avista agreement, the Puget acquisition is subject to customary conditions and approvals, including approval from the FERC. NorthWestern will have the right to exercise Avista's and Puget Sound's votes with respect to capital expenditures between now and 2025 with both Avista and Puget Sound responsible for its pro rata share. Avista and Puget Sound will retain their respective existing environmental and decommissioning obligations through life of plant.

Reliability

NorthWestern has considerable low-cost wind and solar generation on our system today, but that generation is variable. Colstrip's generation provides power for our customers when the wind isn't blowing and the sun isn't shining.

Affordability

As other states require a transition away from coal resources at a pace faster than is feasible in Montana, this no-cost acquisition allows our customers to transition to a cleaner energy future at a pace that works for Montanans.

Sustainability

Colstrip is a dependable bridge to a cleaner energy future, which could ultimately include new lower- or no-carbon emitting resources such as gas-fired generation, small modular nuclear reactors, long-duration storage or other technologies, which we believe could be located in the Colstrip area. But this will take time, and we will not sacrifice service reliability during the transition.

28

29 Incremental Colstrip Capacity NorthWestern’s planned no cost acquisition of 592 MW of additional Colstrip capacity supports the integration of large-load customers, delivering substantial benefits to our customers, communities, and investors. 760 MW Existing Ownership Montana Average Load ✓ No cost acquisition of incremental Colstrip ownership allows us to reliably and affordably serve existing customers ▪ Provides energy independence & improves system reliability / integrity ▪ Moves portfolio from short capacity position to long capacity ▪ Maintains affordability while insulating customers from volatile capacity and energy market pricing ✓ Increased ownership (from 15% to 55%) is expected to protect existing interest and provide Montana control to keep the plant open beyond Washington and Oregon mandated closure deadlines ✓ Significant capacity surplus provides opportunity for new large-load customers, spreading fixed costs over more kilowatt-hours, lowering and stabilizing the cost per unit for all our customers 222 MW 222 MW 370 MW Avista & Puget Sound Energy 1400 MW Montana Peak Load + Planning Reserve

Colstrip Facility Ownership Overview 30 In January 2026, we will own 55% of Colstrip Units 3 &4. This allows us to guide investments in operation and maintenance in providing on- demand, 24/7 cost-effective generation for our Montana customers until a viable equivalent, carbon-free energy resource is available. 55%

Energy West / Cut Bank Natural Gas Acquisition

Transaction Highlights
- Two natural gas LDC's in Montana: Energy West Montana ("EWM") and Cut Bank Gas Co. ("CBGC") from Hope Utilities
- 33,000 customers in Great Falls area, West Yellowstone and Cut Bank communities
- EWM's and CBGC's currently authorized rates will remain until our next natural gas rate review

Purchase Price
- Asset purchase price of $39 million*, subject to a number of customary closing conditions

Approvals and Timing
- Expected close on July 1, 2025
- Montana Public Service Commission approved acquisition consistent with Settlement Agreement on May 13, 2025

Customers
- Opportunity to acquire assets strategically located within our service territory
- Consistent with focus on growing our existing regulated utility business

Communities
- Expands and reinforces NorthWestern's commitment to Montana, its communities and residents
- Opportunity to expand NorthWestern's charitable and economic development impact

Employees
- EWM and CBGC employees offered employment with NWE
- NorthWestern remains committed to competitive pay, benefits and opportunity for advancement

Investors
- Regulated distribution assets within our existing geography
- Expected to be earnings and credit neutral


ENERGY
WEST
MONTANA


NWE Natural Gas Service Territory
Energy West Service Territory
Cut Bank Service Territory

* Approximately 1.5x estimated 2024 ending Property, Plant, & Equipment balance

31

Montana Wildfire Mitigation Plan 32 Reduction of Ignition Potential System and Environmental Monitoring Enhanced Vegetation Maintenance Enriched Public Communication and Outreach ✓ Comprehensive summary of robust wildfire mitigation activities ✓ Expect to update plan with each electric rate review filing ✓ Deferral treatment for wildfire costs beyond amounts authorized in rates (up to $95 million over 5 years) ✓ Key elements of the plan, driven by risk analysis include: • Situational Awareness • Operational Practice • System Preparedness Operational Wildfire Defense Strategies Hierarchy Public Safety Power Shutoff (PSPS) considerations include environmental conditions, system performance, and mitigating any potential impacts of an outage to customers and emergency services. • Vegetation Management • Public Communication 5.9% of Distribution System line miles 7.3% of Transmission System line miles ✓ Minimal exposure to Tier 1* wildfire risk NorthWesternEnergy.com/Wildfire NorthWesternEnergy.com/Wildfire * Tier 1 includes both High System & High Environmental risk. See slide “Wildfire Risk Assessment” in the appendix for additional details.

Montana Public Safety Power Shutoff Plan Communication to Stakeholders at each Situation Weather / Environment + System Performance +Customer / Community Impact = Determines PSPS Event PSPS Decision Process 33 Guiding Principles: • Uphold our commitment to sustainable, affordable, and reliable service • Ensure the safety of our employees, customers, communities, the public, and the environment • Maintain a robust situational awareness strategy for monitoring and quantifying conditions and risks • Follow a disciplined operational strategy for executing PSPS events • Adhere to a consistent communication strategy to ensure that communications are clear, timely, and accurate

Conclusion Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows 34

Thank youAppendix 35

Corporate Sustainability 36 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Sustainability practices. The Sustainability Report includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) aligned reporting. Appendix

11% increase in 5-year capital investment plan $2.74 billion of highly-executable and low-risk critical capital investment Regulated Utility Five-Year Capital Forecast (millions) 37 Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) In June 2024, we filed a South Dakota natural gas rate review filing (2023 test year) with the SDPUC and a Nebraska natural gas rate review filing (2023 test year) with the NEPSC. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver of earnings. The data to the left illustrates that NorthWestern only derives approximately 8-10% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 38

2024 System Statistics 39 Note: Statistics above are as of 12/31/2024 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker Appendix

Our Net-Zero Vision Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision. 40 Appendix

Timeline of Montana Generation Portfolio Since 2011, we have added approximately 1,129 MW, both owned and long-term contracted, to our generation portfolio, of which 954 MW (~84%) is from carbon-free resources. Appendix 41

Comparison of Installed Capacity 42 California is dealing with significant capacity issues DESPITE having a greater amount of dispatchable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2023 Form EIA-860 Data - Schedule 3 for calendar year 2023 Appendix MW 2023 of Total Dispatchable Non-Carbon 2023 of Total Dispatchable Non-Carbon Coal / Coke 63 0.1% 0.1% 309 18.8% 18.8% Oil 492 0.5% 0.5% 0.0% Nuclear 2,323 2.4% 2.4% 0.0% Natural Gas 40,097 42.0% 42.0% 202 12.3% 12.3% Batteries 8,011 8.4% 8.4% 0.0% Hydro 13,777 14.4% 14.4% 502 30.5% 30.5% Biomass 1,538 1.6% 1.6% 0.0% Geothermal 2,873 3.0% 3.0% 0.0% All Other 99 0.1% 0.1% 0.0% Solar 19,940 20.9% 20.9% 177 10.8% 10.8% Wind 6,315 6.6% 6.6% 454 27.6% 27.6% 95,527 100.0% 45.0% 55.0% 1,644 100.0% 31.1% 68.9% Comparison of Installed Capacity (MW) - Dispatchability and Carbon Emitting California NorthWestern Energy (Montana) Percent MW Percent

EPS & Dividend History 43 2010-2024 CAGR’s: GAAP EPS: 3.9% Non-GAAP EPS: 3.6% Dividend: 4.7% See appendix for “Non- GAAP Financial Measures” Appendix

Wildfire Risk Assessment Distribution Transmission Based on 2022 data Note: % shown in quadrants are by line mile Appendix 44

Electric Wallet Share Appendix 45

Natural Gas Wallet Share Appendix 46 Note: Montana typical bill is based on 65 therms which translates to ~0.50% lower wallet share than pictured. For consistency with South Dakota and Nebraska, 100 therms is used for Montana in this illustration. Oct. - Sept. Fiscal Year

Appendix

Experienced and Engaged Board of Directors



Linda Sullivan
Board Chair
Independent
Joined April 2017



Brian Bird
Director, President & Chief Executive Officer
Non-Independent
Joined January 2023



Sherina Maye Edwards
Director
Nominating and Governance, Human Resources
Independent
Joined April 2023



Dave Goodin
Director
Audit, Operations
Independent
Joined December 2024



Jan Horsfall
Director
Operations (Chair), Audit
Independent
Joined April 2015



Britt Ide
Director
Nominating and Governance (Chair), Human Resources
Independent
Joined April 2017



Kent Larson
Director
Audit, Operations
Independent
Joined July 2022



Mahvash Yazdi
Director
Human Resources (Chair), Operations
Independent
Joined December 2019



Jeffrey Yingling
Director
Audit (Chair), Nominating and Governance
Independent
Joined October 2019

47

Appendix

Strong Executive Team



Brian Bird
President & Chief Executive Officer

Current position since 2023 (formerly President & Chief Operating Officer '21-'22 and Chief Financial Officer '03-'21)



Crystal Lail
VP & Chief Financial Officer

Joined company in 2003, current position since 2021 (formerly VP and Chief Accounting Officer '20-'21)



Shannon Heim
General Counsel & VP – Federal Government Affairs

Joined company in 2020, current position since 2023



Michael Cashell
VP - Transmission

Joined company in 1986, current position since 2011



John Hines
VP – Supply / Montana Government Affairs

Joined company in 2005, current position since 2011



Bleau LaFave
VP – Asset Management & Business Development

Joined company in 1994, current position since 2023 (formerly Director of Long-Term Resources '12-'23)



Jason Merkel
VP - Distribution

Joined company in 1993, current position since 2022



Bobbi Schroeppel
VP – Customer Care, Communications, & Human Resources

Joined company in 1998, current position since 2002



Jeanne Vold
VP - Technology

Joined company in 1999, current position since 2021 (formerly Business Technology Officer '12-'21)

48

Our Commissioners 49 Appendix Montana – two new commissioners elected, one re-elected. Brad Molnar (R) elected as District 2 commissioner and MPSC President. Molnar previously served on the MPSC from 2004- 2012. Jeff Welborn (R) elected as District 3 commissioner. Welborn served in the MT legislature from 2008-2025. Jennifer Fielder (R) re-elected as District 4 commissioner and MPSC Vice President. South Dakota – one commissioner re-elected. Kristie Fiegen (R) re-elected as commissioner and SDPUC Chairperson. Nebraska – two commissioners re-elected. Dan Watermeier (R) re-elected as District 1 commissioner. Tim Schram (R) re-elected as District 3 commissioner and elected as NPSC Chair.

Appendix

Non-GAAP Financial Measures

Pre-Tax Adjustments ($ Millions)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Reported GAAP Pre-Tax Income	$ 181.2	$ 156.5	$ 176.1	$ 178.3	$ 182.2	$ 144.2	$ 190.2	$ 182.4	$ 201.6	$ 214.7
Non-GAAP Adjustments to Pre-Tax Income:										
Weather	13.2	15.2	(3.4)	(1.3)	(7.3)	9.8	1.1	(8.9)	4.3	10.6
Lost revenue recovery related to prior periods	-	(14.2)	-	-	-	-	-	-	-	-
Remove benefit of insurance settlement	(20.8)	-	-	-	-	-	-	-	-	-
QF liability adjustment	6.1	-	-	(17.5)	-	-	(6.9)	-	-	-
Electric tracker disallowance of prior period costs	-	12.2	-	-	-	9.9	-	-	-	-
Income tax adjustment	-	-	-	9.4	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	-	2.5	-	(2.3)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	-	4.2
Adjusted Non-GAAP Pre-Tax Income	$ 179.7	$ 169.7	$ 172.7	$ 168.9	$ 174.9	$ 163.9	$ 184.4	$ 176.0	$ 205.9	$ 227.2

Tax Adjustments to Non-GAAP Items ($ Millions)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
GAAP Net Income	$ 151.2	$ 164.2	$ 162.7	$ 197.0	$ 202.1	$ 155.2	$ 186.8	$ 183.0	$ 194.1	$ 224.1
Non-GAAP Adjustments Taxed at 38.5% (12'-17') and 25.3% (18'-current):										
Weather	8.1	9.3	(2.1)	(1.0)	(5.5)	7.3	0.8	(6.6)	3.2	7.9
Lost revenue recovery related to prior periods	-	(8.7)	-	-	-	-	-	-	-	-
Remove benefit of insurance settlement	(12.8)	-	-	-	-	-	-	-	-	-
QF liability adjustment	3.8	-	-	(13.1)	-	-	(5.2)	-	-	-
Electric tracker disallowance of prior period costs	-	7.5	-	-	-	7.4	-	-	-	-
Income tax adjustment	-	(12.5)	-	(12.8)	(22.8)	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	-	2.5	-	(2.3)
Previously claimed AMT credit	-	-	-	-	-	-	-	-	3.2	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	-	(3.2)	(16.9)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	-	3.1
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	-	(7.0)
Non-GAAP Net Income	$ 150.3	$ 159.8	$ 160.6	$ 170.1	$ 173.8	$ 169.9	$ 182.4	$ 178.9	$ 197.3	$ 208.9

Non-GAAP Diluted Earnings per Share	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Diluted Average Shares (Millions)	*47.6*	*48.5*	*48.7*	*50.2*	*50.8*	*50.7*	*51.9*	*56.3*	*60.4*	*61.4*
Reported GAAP Diluted Earnings per Share	$ 3.17	$ 3.39	$ 3.34	$ 3.92	$ 3.98	$ 3.06	$ 3.60	$ 3.25	$ 3.22	$ 3.65
Non-GAAP Adjustments:										
Weather	0.17	0.19	(0.04)	(0.02)	(0.11)	0.14	0.01	(0.11)	0.05	0.13
Lost revenue recovery related to prior periods	-	(0.18)	-	-	-	-	-	-	-	-
Remove benefit of insurance settlementments & recoveries	(0.27)	-	-	-	-	-	-	-	-	-
QF liability adjustment	0.08	-	-	(0.26)	-	-	(0.10)	-	-	-
Electric tracker disallowance of prior period costs	-	0.16	-	-	-	0.15	-	-	-	-
Income tax adjustment	-	(0.26)	-	(0.25)	(0.45)	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	-	0.04	-	(0.04)
Previously claimed AMT credit	-	-	-	-	-	-	-	-	0.05	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	-	(0.05)	(0.28)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	-	0.05
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	-	(0.11)
Non-GAAP Diluted Earnings per Share	$ 3.15	$ 3.30	$ 3.30	$ 3.39	$ 3.42	$ 3.35	$ 3.51	$ 3.18	$ 3.27	$ 3.40

50

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 51 Appendix

Thank youDelivering a bright future 52